EXHIBIT 99.1

Super League Gaming Acquires

Metaverse Ad Platform Bloxbiz

Company deepens commitment to enabling advertiser reach to young gamers at scale with addition of the first independent in-game advertising platform designed for Roblox

Santa Monica, Calif. - (October 6, 2021) – Super League Gaming (Nasdaq: SLGG), a global leader in connecting consumer brands with video gamers of all ages in-stream, in-game, and in-content through creator communities, proprietary platforms, and esports properties, announced today the acquisition of Bloxbiz, a dynamic ad platform designed specifically for metaverse environments. Launched in 2020, Bloxbiz’s initial deployment enables brands to advertise across popular Roblox game titles and helps Roblox creators with monetization and game analytics

Bloxbiz’s powerful advertising platform reaches more than 25 million monthly active Roblox users across a collection of more than 75 curated, brand-safe games. In-game ads take the form of creative billboards that complement the gaming experience, allowing for natural discovery without interrupting gameplay. The ads are measured through Bloxbiz's advanced technology, which verifies viewability in a 3D space and provides aggregated audience geographic, language, and device data.

Super League and the founders of Bloxbiz, Sam Drozdov and Ben Khakshoor, established a working partnership earlier this year, with Super League running multiple Roblox campaigns with top tier entertainment and streaming brands seeking fresh ways to connect with young audiences. Witnessing the success and broad advertiser appeal of the programs, the companies determined a unified offering to the market would accelerate their collective growth objectives.

“We believe the acquisition of Bloxbiz is game-changing for Super League,” says Ann Hand, Chairman and CEO of Super League. “This deal allows us to execute on our plans to boldly extend our reach in the metaverse, something we hope will appeal to our investors and the broader market. We are thrilled to have the leader of in-game advertising on board to reach the vast audience that exists within Roblox.”

“There are exactly three reliable ways for brands to initiate an authentic relationship with gamers in today’s media landscape – in-game, in-stream, and in-content,” says Matt Edelman, Chief Commercial Officer, Super League Gaming. “Our acquisition of Bloxbiz puts Super League in an enviable position within the in-game advertising ecosystem. We can put marketers in front of a perennially elusive demographic audience at scale, while generating deserving revenue for enterprising game creators working hard to turn their passion into their livelihood.”

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This strategic acquisition of Bloxbiz adds to Super League’s already existing and rapidly expanding presence in the metaverse, specifically its Minecraft audience through three owned and operated properties:

•	Minehut, the largest Minecraft Java Edition community server host in North America, now with more than 4 million registered users.

•	Mineville and Pixel Paradise, two of seven official Minecraft servers accessible through Minecraft’s Bedrock Edition on Xbox, Playstation, iOS, and Android, which reach more than 4.5 million players per month and entertained more than 22 million players in 2020.

“The more time we spent with the Super League team, the more we realized being a part of what they are building is the most energizing way to advance our vision for Bloxbiz,” said Sam Drozdov, Co-Founder and now Director of Bloxbiz at Super League. “Metaverse platforms are giving game designers and developers an increasingly important role within the creator economy. Bloxbiz was founded to help them generate revenue from brand partnerships based on the audiences they command.”

“Roblox is just the first stop on our mission to support creators across metaverse environments,” added Ben Khakshoor, Bloxbiz co-founder and now Technical Director of Bloxbiz at Super League. “Super League has momentum and trust as a company that understands this space, which makes combining forces so exciting.”

Consideration for the purchase included cash and equity, with a material portion structured in the form of a earn-out over multiple years. A copy of the purchase agreement can be found in the Company’s Current Report on Form 8-K, filed today, in the investor relations section of Super League’s website here.

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About Super League Gaming

Super League Gaming (Nasdaq: SLGG) is a leading video game entertainment and experiences company that gives tens of millions of players multiple ways to create, connect, compete, and enjoy the video games they love. Fueled by proprietary and patented technology systems, the company’s offerings include gameplay properties in which young gamers form vibrant in-game communities, content creation platforms that power live broadcasts and on-demand video series that generate billions of views annually across the world’s biggest distribution channels, and competitive gaming tournaments featuring many of the most popular global titles. Through partnerships with top consumer brands, in-game player and brand monetization, and a fully virtual cloud-based video production studio, Super League is building a broadly inclusive business at the intersection of content creation, creator monetization, and both casual and competitive gameplay. For more, go to superleague.com.

Media Contact:
Gillian Sheldon

Super League Gaming

gillian.sheldon@superleague.com

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Investor Relations:

Cody Slach and Sophie Pearson

Gateway Investor Relations

SLG@gatewayir.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions, including statements related to the Company and Bloxbiz and our acquisition of Bloxbiz that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of our acquisition of Bloxbiz, our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, risks related to our ability to successfully integrate Bloxbiz’s operations; our ability to implement its plans, forecasts and other expectations with respect to Bloxbiz’s business; our ability to realize the anticipated benefits of the acquisition of Bloxbiz, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition of Bloxbiz making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction or otherwise; the negative effects of the announcement or the consummation of the acquisition of Bloxbiz on the market price of our common stock or on our operating results; significant transaction costs; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base, our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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